                                                                  EXECUTION COPY





                           FIVE-YEAR CREDIT AGREEMENT

                                   dated as of

                                November 28, 2001

                                     between

                               CAMBREX CORPORATION

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                                  $268,750,000


                          J.P. MORGAN SECURITIES INC.,
                    as Advisor, Lead Arranger and Bookrunner

                   BANK OF AMERICA, N.A., THE BANK OF NEW YORK
                            and FLEET NATIONAL BANK,
                            as Co-Syndication Agents

                                TABLE OF CONTENTS


                                                                                  Page
ARTICLE I  DEFINITIONS...............................................................1
  SECTION 1.01.  Defined Terms.......................................................1
  SECTION 1.02.  Classification of Loans and Borrowings.............................22
  SECTION 1.03.  Terms Generally....................................................22
  SECTION 1.04.  Accounting Terms; GAAP.............................................23
  SECTION 1.05.  Currencies; Currency Equivalents; Provisions
                 Relating to European Monetary Union................................23

ARTICLE II  THE CREDITS.............................................................24
  SECTION 2.01.  The Commitments....................................................24
  SECTION 2.02.  Loans and Borrowings...............................................24
  SECTION 2.03.  Requests for Syndicated Borrowings.................................25
  SECTION 2.04.  Swingline Loans....................................................26
  SECTION 2.05.  Letters of Credit..................................................27
  SECTION 2.06.  Funding of Borrowings..............................................32
  SECTION 2.07.  Interest Elections.................................................33
  SECTION 2.08.  Termination and Reduction of the Commitments.......................34
  SECTION 2.09.  Repayment of Loans; Evidence of Debt...............................35
  SECTION 2.10.  Prepayment of Loans................................................36
  SECTION 2.11.  Fees...............................................................37
  SECTION 2.12.  Interest...........................................................38
  SECTION 2.13.  Alternate Rate of Interest.........................................39
  SECTION 2.14.  Increased Costs....................................................40
  SECTION 2.15.  Break Funding Payments.............................................41
  SECTION 2.16.  Taxes..............................................................42
  SECTION 2.17.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs........43
  SECTION 2.18.  Mitigation Obligations; Replacement of Lenders.....................45

ARTICLE III  GUARANTEE..............................................................46
  SECTION 3.01.  The Guarantee......................................................46
  SECTION 3.02.  Obligations Unconditional..........................................46
  SECTION 3.03.  Reinstatement......................................................47
  SECTION 3.04.  Subrogation........................................................48
  SECTION 3.05.  Remedies...........................................................48
  SECTION 3.06.  Instrument for the Payment of Money................................48
  SECTION 3.07.  Continuing Guarantee...............................................48
  SECTION 3.08.  Rights of Contribution.............................................48
  SECTION 3.09.  General Limitation on Guarantee Obligations........................49


ARTICLE IV  REPRESENTATIONS AND WARRANTIES..........................................49
  SECTION 4.01.  Organization; Powers...............................................49
  SECTION 4.02.  Authorization; Enforceability......................................50
  SECTION 4.03.  Governmental Approvals; No Conflicts...............................50
  SECTION 4.04.  Financial Condition; No Material Adverse Change....................50
  SECTION 4.05.  Properties.........................................................51
  SECTION 4.06.  Litigation and Environmental Matters...............................51
  SECTION 4.07.  Compliance with Laws and Agreements................................51
  SECTION 4.08.  Investment and Holding Company Status..............................52
  SECTION 4.09.  Taxes..............................................................52
  SECTION 4.10.  ERISA..............................................................52
  SECTION 4.11.  Disclosure.........................................................52
  SECTION 4.12.  Use of Credit......................................................52
  SECTION 4.13.  Subsidiaries.......................................................53
  SECTION 4.14.  Labor Matters......................................................53

ARTICLE V  CONDITIONS...............................................................53
  SECTION 5.01.  Effective Date.....................................................53
  SECTION 5.02.  Each Credit Event..................................................55

ARTICLE VI  AFFIRMATIVE COVENANTS...................................................56
  SECTION 6.01.  Financial Statements and Other Information.........................56
  SECTION 6.02.  Notices of Material Events.........................................57
  SECTION 6.03.  Existence; Conduct of Business.....................................58
  SECTION 6.04.  Payment of Obligations.............................................58
  SECTION 6.05.  Maintenance of Properties; Insurance...............................58
  SECTION 6.06.  Books and Records; Inspection Rights...............................58
  SECTION 6.07.  Compliance with Laws...............................................59
  SECTION 6.08.  Use of Proceeds and Letters of Credit..............................59
  SECTION 6.09.  Certain Obligations Respecting Subsidiaries; Further Assurances....59

ARTICLE VII  NEGATIVE COVENANTS.....................................................61
  SECTION 7.01.  Indebtedness.......................................................61
  SECTION 7.02.  Liens..............................................................62
  SECTION 7.03.  Mergers, Consolidations, etc.; Changes in Lines of Business........63
  SECTION 7.04.  Disposition of Assets..............................................64
  SECTION 7.05.  Investments and Acquisitions.......................................64
  SECTION 7.06.  Restricted Payments................................................66
  SECTION 7.07.  Transactions with Affiliates.......................................66
  SECTION 7.08.  Restrictive Agreements.............................................67
  SECTION 7.09.  Certain Financial Covenants........................................67

  SECTION 7.10.  Sale and Leaseback Transactions....................................67
  SECTION 7.11.  Modifications of Certain Documents.................................67

ARTICLE VIII  EVENTS OF DEFAULT.....................................................68

ARTICLE IX  THE ADMINISTRATIVE AGENT................................................70

ARTICLE X  MISCELLANEOUS............................................................73
  SECTION 10.01.  Notices...........................................................73
  SECTION 10.02.  Waivers; Amendments...............................................74
  SECTION 10.03.  Expenses; Indemnity; Damage Waiver................................75
  SECTION 10.04.  Successors and Assigns............................................76
  SECTION 10.05.  Survival..........................................................80
  SECTION 10.06.  Counterparts; Integration; Effectiveness..........................80
  SECTION 10.07.  Severability......................................................80
  SECTION 10.08.  Right of Setoff...................................................80
  SECTION 10.09.  Governing Law; Jurisdiction; Etc..................................81
  SECTION 10.10.  WAIVER OF JURY TRIAL..............................................81
  SECTION 10.11.  Judgment Currency.................................................82
  SECTION 10.12.  Headings..........................................................82
  SECTION 10.13.  Treatment of Certain Information; Confidentiality.................82


SCHEDULE 1.01    - Commitments
SCHEDULE 2.05(l) - Existing Letters of Credit
SCHEDULE 4.06(a) - Litigation
SCHEDULE 4.13    - Subsidiaries
SCHEDULE 7.01    - Indebtedness
SCHEDULE 7.02    - Liens
SCHEDULE 7.05    - Investments
SCHEDULE 7.08    - Restrictive Agreements


EXHIBIT A   - Form of Assignment and Acceptance
EXHIBIT B   - Form of Pledge Agreement
EXHIBIT C   - Form of Intercreditor and Collateral Agency Agreement
EXHIBIT D   - Form of Guarantee Assumption Agreement
EXHIBIT E-1 - Form of Opinion of General Counsel of the Obligors
EXHIBIT E-2 - Form of Opinion of Special New York Counsel to the Obligors
EXHIBIT F   - Form of Opinion of Special New York Counsel to JPMorgan
EXHIBIT G   - Environmental Certificate

                  FIVE-YEAR CREDIT AGREEMENT dated as of November 28, 2001, between CAMBREX CORPORATION, the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, as Administrative Agent.

                  The Borrower (as hereinafter defined) has requested that the Lenders (as so defined) extend credit to it, under the guarantee of the Subsidiary Guarantors (as so defined), in an aggregate principal or face amount not exceeding $268,750,000, for the purposes specified herein. The Lenders are prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are denominated in Dollars and bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Entity" means any business, assets or Person subject to an Acquisition.

                  "Acquisition" means any transaction, or any series of related transactions, consummated after the date hereof, by which the Borrower and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Capital Stock which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

                  "Adjusted LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.





                           Five-Year Credit Agreement

                  "Administrative Agent" means JPMorgan, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Agent's Account" means, for each currency, an account in respect of such currency designated by the Administrative Agent in a notice to the Borrower and the Lenders.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agreed Foreign Currency" means, at any time, any of Pounds Sterling, euro, Japanese Yen and, with the agreement of each Lender, any other Foreign Currency, so long as, in respect of any such specified currency or other Foreign Currency, at such time (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market and (c) no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Loan hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate for such day plus 0.50%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, as the case may be.

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day, with respect to any ABR Loan (including any Swingline Loan that bears interest based upon the Alternate Base Rate) or Eurocurrency Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread" or "Facility Fee Rate", respectively, based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery of the financial statements for the fiscal quarter ending December 31, 2001 the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 2:





                           Five-Year Credit Agreement

                                                   ABR      Eurodollar     Facility
                      Leverage Ratio             Spread       Spread       Fee Rate
     Category 1      (less than)   1.75x           0          0.575%        0.175%

     Category 2      (greater than)1.75x           0          0.80%          0.20%
                     (less than)   2.50x

     Category 3      (greater than)2.50x           0          1.00%          0.25%
                     (less than)   3.00x

     Category 4      (greater than)3.00x           0          1.20%          0.30%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower's fiscal year based upon the Borrower's consolidated financial statements delivered pursuant to Section 6.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date three Business Days after delivery to the Administrative Agent of such consolidated financial statements (and the related compliance certificate required under Section 6.01(c)) indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that (A) the Leverage Ratio shall be deemed to be in Category 4 at any time that an Event of Default has occurred and is continuing and (B) if the Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 6.01(a) or (b) (and/or the related compliance certificate required to be delivered by it pursuant to Section 6.01(c)), any adjustment in the Applicable Rate shall be delayed until the delivery thereof and shall be retroactively applied for the period from the expiration of the time for delivery thereof until the date of such delivery.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Commitment Termination Date and the date of termination of the Commitments.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrower" means Cambrex Corporation, a Delaware corporation.





                           Five-Year Credit Agreement

                  "Borrowing" means (a) all Syndicated ABR Loans made, converted or continued on the same date, (b) all Eurocurrency Loans denominated in the same currency that have the same Interest Period or (c) a Swingline Loan.

                  "Borrowing Request" means a request by the Borrower for a Syndicated Borrowing in accordance with Section 2.03.

                  "Business Day" means any day (a) that is not a Saturday, Sunday or (other than with respect to determining any Interest Period) other day on which commercial banks in New York City are authorized or required by law to remain closed, (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation or conversion of or into, or the Interest Period for, a Eurocurrency Borrowing, or to a notice by the Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, that is also a day on which dealings in deposits denominated in the currency of such Borrowing are carried out in the London interbank market and (c) (i) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in any Foreign Currency (other than euros), or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a day on which commercial banks and the London foreign exchange market settle payments in the Principal Financial Center for such Foreign Currency or (ii) if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or the Interest Period for, any Eurocurrency Borrowing denominated in euros, or to a notice by the Borrower with respect to any such borrowing, continuation, payment, prepayment or Interest Period, that is also a TARGET Day.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding common stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.




                           Five-Year Credit Agreement

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date hereof, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender or the Issuing Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Syndicated Loans or Swingline Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral Agent" means JPMorgan, in its capacity as Collateral Agent under the Intercreditor and Collateral Agency Agreement.

                  "Commitment" means, with respect to each Lender, the commitment of such Lender to make Syndicated Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Commitment is set forth on Schedule 1.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $268,750,000.

                  "Commitment Termination Date" means November 28, 2006.

                  "Consolidated EBITDA" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all extraordinary losses, (v) any non-cash provisions for reserves for, or losses from, discontinued operations or book losses in connection with Permitted Dispositions in an aggregate amount not exceeding (for all periods) the greater of (A) $35,000,000 or (B) 10% of Consolidated Net Worth (determined as at the end of such period), (vi) all amounts attributable to the impairment of goodwill or other intangibles or the write-down of in-process research and development or any non-cash loss associated with the sale or write-down of assets not in the ordinary course of business not exceeding $15,000,000 (for any period of four consecutive fiscal quarters of the Borrower) and (vii) all non-cash losses associated with foreign currency translations (including as a result of marking to market any investment or any hedging arrangement relating thereto) and minus
(c) without duplication and to the extent included in determining such Consolidated Net Income, (i) all non-cash gains




                           Five-Year Credit Agreement
associated with the sale or write-down of assets not in the ordinary course of business, (ii) all extraordinary gains for such period and (iii) all non-cash gains associated with foreign currency translations (including as a result of marking to market any investment or any hedging arrangement relating thereto); provided that, without duplication, if during any period for which Consolidated EBITDA is being determined, the Borrower or any of its Subsidiaries shall have made any Disposition (in one or a series of related transactions) in excess of $25,000,000 in fair market value or any Acquisition, Consolidated EBITDA shall be determined for purposes of this Agreement by excluding the Consolidated EBITDA of the Disposed Entity (to the extent not already reflected in the relevant financial statements of the Borrower) or including the Consolidated EBITDA of the Acquired Entity, as applicable, for such period as if such Disposition or Acquisition had been made or consummated on the first day of such period.

                  "Consolidated Funded Indebtedness" means, as of any date, all interest-bearing Indebtedness (including Capital Lease Obligations and Subordinated Indebtedness) of the Borrower and its Subsidiaries classified as indebtedness in accordance with GAAP on the Borrower's consolidated balance sheet minus, solely for the purpose of determining the Applicable Rate (but not for any other purpose hereunder), an amount equal to (a) the aggregate amount of Dollar-denominated deposits (or the dollar equivalent for any non-Dollar deposits) held in accounts owned by and under the control of the Borrower, Cambrex Bahamas, Inc., Cambrex Limited, Cambrex (Jersey) Ltd., Cambrex OCB Limited, Cambrex Holdings Limited, Cambrex C.I. Limited, Cambrex Netherlands BV, CBM Denmark I/S, Cambrex AB, Cambrex BV, Nordic Synthesis International AB or any other company established for similar purposes after the Effective Date for a period of at least 30 consecutive days ending on such date minus (b) an amount equal to the United States federal income tax liability (which shall in no event be calculated based on an effective rate of less than 20%) which would be imposed upon such amount in Dollars in the event such amount was transferred to the United States, as reasonably estimated by the Borrower and consented to by the Administrative Agent; provided that clause (a) above (and the calculation of Consolidated Funded Indebtedness as of such date) shall exclude any such deposit referred to therein that is withdrawn within 30 days after such date from the account in which it was held unless such deposit shall be used for the repayment of Indebtedness of the Borrower or any Subsidiary or for the payment of all or part of the purchase price of an Acquisition.

                  "Consolidated Interest Expense" means, for any period, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements relating to interest during such period (whether or not actually paid or received during such period).

                  "Consolidated Net Income" means, for any period, the net income or loss of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period; provided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary of the Borrower or any other Person Controlled by the Borrower) in which the




                           Five-Year Credit Agreement

Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

                  "Consolidated Net Worth" means, as of any date, all amounts that would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower under stockholders' equity at such date.

                  "Consolidated Senior Indebtedness" means, as of any date, Consolidated Funded Indebtedness as of such date (other than Subordinated Indebtedness).

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disposed Entity" means any business, assets or Person subject to a Disposition.

                  "Disposition" means any sale, lease, license, transfer, assignment or other disposition of all or a material portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of the Borrower or any of its Subsidiaries, whether in one or a series of transactions.

                  "Dollar Equivalent" means, with respect to any Borrowing denominated in any Foreign Currency, the amount of Dollars that would be required to purchase the amount of the Foreign Currency of such Borrowing on the date two Business Days prior to the date of such Borrowing (or, in the case of any determination made under Section 2.10(b) or redenomination under the last sentence of Section 2.17(a), on the date of determination or redenomination therein referred to), based upon the spot selling rate at which the Person serving as Administrative Agent offers to sell such Foreign Currency for Dollars in the London foreign exchange market at approximately 11:00 a.m., London time, for delivery two Business Days later.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  "Domestic Subsidiary" means a Subsidiary (other than a Receivables Subsidiary) that is not a Foreign Subsidiary.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).




                           Five-Year Credit Agreement

                  "Environmental Certificate" means an appropriately completed environmental certificate in the form of Exhibit G, certified as true and correct as of the date thereof by an executive officer of the Borrower acceptable to the Administrative Agent.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the




                           Five-Year Credit Agreement
receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurocurrency", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "euro" means the single currency of Participating Member States of the European Union, which shall be an Agreed Foreign Currency and a Foreign Currency under this Agreement.

                  "Event of Default" has the meaning assigned to such term in
Article VIII.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), other than any withholding tax imposed on any payment by the Borrower to the extent that such Foreign Lender (or its assignor, as the case may be) was entitled as a result of a Change in Law, at the time of designation of a new lending office (or assignment, as the case may be), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to
Section 2.16(a), or (ii) is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 2.16(e).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer, treasurer or vice president-finance of the Borrower.




                           Five-Year Credit Agreement

                  "Foreign Currency" means at any time any currency other than Dollars.

                  "Foreign Currency Equivalent" means, with respect to any amount in Dollars, the amount of any Foreign Currency that could be purchased with such amount of Dollars using the reciprocal of the foreign exchange rate(s) specified in the definition of the term "Dollar Equivalent", as determined by the Administrative Agent.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means the government of the United States of America, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party or applicant in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit D by an entity that, pursuant to
Section 6.09, is required to become a "Subsidiary Guarantor" hereunder in favor of the Administrative Agent and for the benefit of the Lenders.




                           Five-Year Credit Agreement

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Immaterial Subsidiary" means any Subsidiary that has less than $500,000 of assets and revenues, determined (in the case of assets) as of the end of and (in the case of revenues) for the most recently completed fiscal quarter for which consolidated financial statements of the Borrower are available.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others of the type included within this definition (other than this clause (f)), (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party or applicant in respect of letters of credit, letters of guaranty and similar instruments, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and (j) the liquidation value of any mandatorily redeemable preferred Capital Stock of such Person or any of its Subsidiaries held by any Person (other than such Person or any of its Subsidiaries) that is redeemable in whole or in part at any time prior to March 31, 2007, but only if such liquidation value exceeds $10,000,000; provided that the amount of Indebtedness under clauses (e) and (f) above shall be the lesser of (i) the amount of such Indebtedness of such other Person and (ii)(x) in the case of clause (e), the fair market value of the property subject to such Lien and (y) in the case of clause (f), the actual obligation of such other Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Intercreditor and Collateral Agency Agreement" means the Intercreditor and Collateral Agency Agreement substantially in the form of Exhibit C between the Borrower, the




                           Five-Year Credit Agreement

Administrative Agent, the administrative agent under the Other Credit Agreement and the Collateral Agent.

                  "Interest Coverage Ratio" means, as at any date, the ratio of
(a) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Syndicated Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any Syndicated ABR Loan, each Quarterly Date, (b) with respect to any Eurocurrency Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, for any Eurocurrency Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter or, with respect to such portion of any Eurocurrency Loan or Borrowing denominated in a Foreign Currency that is scheduled to be repaid on the Commitment Termination Date, a period of less than one month's duration commencing on the date of such Loan or Borrowing and ending on the Commitment Termination Date, as specified in the applicable Borrowing Request or Interest Election Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period (other than an Interest Period pertaining to a Eurocurrency Borrowing denominated in a Foreign Currency that ends on the Commitment Termination Date that is permitted to be of less than one month's duration as provided in this definition) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Syndicated Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the




                           Five-Year Credit Agreement
purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 180 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business; (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or any other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Issuing Lender" means JPMorgan, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(j).

                  "JPMorgan" means JPMorgan Chase Bank.

                  "LC Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lender Affiliate" means, with respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender.

                  "Lenders" means the Persons listed on Schedule 1.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Leverage Ratio" means, as at any date, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.




                           Five-Year Credit Agreement

                  "LIBO Rate" means, for the Interest Period for any Eurocurrency Borrowing denominated in any currency, the rate appearing on the Screen at approximately 11:00 a.m., London time, on the Quotation Date prior to the commencement of such Interest Period, as LIBOR for deposits denominated in such currency with a maturity comparable to such Interest Period. In the event that such rate is not available on the Screen at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate at which deposits in such currency in the amount of $5,000,000 (or the Foreign Currency Equivalent) and for a maturity comparable to such Interest Period are offered by the principal London office of the Person serving as Administrative Agent in immediately available funds to leading banks in the London interbank market at approximately 11:00 a.m., London time, on the Quotation Date prior to the commencement of such Interest Period.

                  "LIBOR" means, for any currency, the rate at which deposits denominated in such currency are offered to leading banks in the London interbank market.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

                  "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents and the Security Documents.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Local Time" means (a) with respect to any Loan denominated in or any payment to be made in any currency (other than euro), the local time in the Principal Financial Center for the currency in which such Loan is denominated or such payment is to be made and (b) with respect to any Loan denominated in or any payment to be made in euro, the local time in London, England.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Obligor to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the



                           Five-Year Credit Agreement

Borrower and its Subsidiaries in an aggregate principal amount exceeding 3% of the Consolidated Net Worth. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary, as the case may be, would be required to pay if such Hedging Agreement were terminated at such time.

                  "Money Market Rate" means such rate of interest per annum (if any) as the Swingline Lender may quote from time to time on any single commercial borrowing for a period of up to 90 days.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "National Currency" means the currency, other than the euro, of a Participating Member State.

                  "Obligor" means the Borrower or any Subsidiary Guarantor.

                  "Other Credit Agreement" means the 364-Day Credit Agreement dated as of the date hereof between the Borrower, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time and JPMorgan, as Administrative Agent.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Participating Member State" means any member state of the European Community that adopts or has adopted the euro as its lawful currency in accordance with the legislation of the European Union relating to the European Monetary Union.

                  "Permitted Disposition" means the Disposition of all or any part of the Specialty and Fine Chemicals or Animal Health/Agriculture businesses of the Borrower and its Subsidiaries.

                  "Permitted Encumbrances" means:


                  (a) Liens imposed by law for taxes, assessments and governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with
         Section 6.04;



                           Five-Year Credit Agreement

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VIII;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

                  (g) any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

                  (h) licenses, sublicenses, leases and subleases granted to third parties in the ordinary course that do not materially interfere with the ordinary conduct of business by the Borrower or any Subsidiary;

                  (i) Liens arising from the filing of precautionary UCC financing statements regarding operating leases;

                  (j) Liens arising out of the consignment or similar arrangement for the sale of goods entered into in the ordinary course of business;

                  (k) set-off, charge-back and other statutory or common law rights of depository and collection banks and other regulated financial institutions with respect to money or instruments of the Borrower or its Subsidiaries on deposit with or in the possession of such institutions; and

                  (l) Liens arising under any indenture governing Indebtedness solely in favor of the trustee named therein for its own benefit (and not for the benefit of the holders of any such Indebtedness);

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.



                           Five-Year Credit Agreement

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or any member state of the European Union and rated at least investment grade, in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and rated, at such date of acquisition, A-2 or better by Standard & Poor's Ratings Services or P-2 or better by Moody's Investors Service, Inc.;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition.

                  "Permitted Securitization" means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary, as the case may be, may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) intended to be a true sale transaction and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), and any Receivables Subsidiary may transfer, or grant a security interest in, any receivables (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries and any assets related thereto, including all collateral securing such receivables, all contracts and all guarantees or other obligations in respect of such receivables and the proceeds of such receivables; provided that (i) the aggregate outstanding principal amount of Indebtedness of the Receivables Subsidiaries incurred in connection with such transactions shall not exceed $25,000,000 at any time outstanding,
(ii) there shall be no recourse under such securitization to the Borrower or any of its other Subsidiaries other than pursuant to Standard Securitization Undertakings and (iii) the Administrative Agent shall be reasonably satisfied that the terms of such securitization are in compliance with the terms of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.




                           Five-Year Credit Agreement

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means a Pledge Agreement substantially in the form of Exhibit B between the Borrower and the Collateral Agent (or such other pledge or similar agreement between the Borrower or a Domestic Subsidiary, as applicable, and the Collateral Agent (or a sub-agent of the Collateral Agent) providing for the pledge of certain Capital Stock of a Foreign Subsidiary and entered into pursuant to Section 6.09(b), in form and substance satisfactory to the Administrative Agent).

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal Financial Center" means, in the case of any currency, the principal financial center where such currency is cleared and settled, as determined by the Administrative Agent.

                  "Priority Indebtedness" means, without duplication, (a) all Indebtedness of the Borrower and its Subsidiaries secured by a Lien on property owned by the Borrower or any of its Subsidiaries (other than any such Indebtedness permitted under clauses (e), (f) and (i) of Section 7.01); (b) all Indebtedness of any Subsidiary that is not an Obligor (other than Indebtedness permitted under clause (h) of Section 7.01, unless the relevant standby letter of credit supports Indebtedness); or (c) all rental payments or other scheduled amounts required to be paid (valued at their present value, discounted at an applicable market rate, as of the later of the date such transaction is entered into or the end of the most recently completed fiscal year of the Borrower) by the Borrower or any Subsidiary in connection with any sale-and-leaseback transaction or Synthetic Lease referred to in Section 7.10.

                  "Purchase Price" means, with respect to any Acquisition, an amount equal to the sum of (a) the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 7.01), paid or delivered by the Borrower and its Subsidiaries (but excluding any fees or expenses payable) in connection with such Acquisition plus (b) the aggregate amount of liabilities of the Acquired Entity (net of current assets of the Acquired Entity) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Subsidiaries after giving effect to such Acquisition.

                  "Quarterly Dates" means the last Business Day of February, May, August and November in each year, the first of which shall be the first such day after the date hereof.



                           Five-Year Credit Agreement

                  "Quotation Date" means, for any Eurocurrency Interest Period,
(a) for Dollars or any Agreed Foreign Currency other than Pounds Sterling, the date two Business Days prior to the commencement of such Eurocurrency Interest Period and (b) for Pounds Sterling, the first day of such Eurocurrency Interest Period, provided that if market practice differs in the relevant interbank market for any currency, the "Quotation Date" for such currency shall be determined by the Administrative Agent in accordance with market practice in the relevant interbank market (and if quotations would normally be given by leading banks in the relevant interbank market on more than one date, the "Quotation Date" shall be the last of such days).

                  "Receivables Subsidiary" means a wholly owned Subsidiary of the Borrower which engages in no activities other than in connection with the financing of receivables and which is designated by the Board of Directors of the Borrower as a Receivables Subsidiary, (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary (excluding guarantees of obligations, other than the principal of, and interest on, Indebtedness, under Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Subsidiary in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than the receivables and related rights sold into the applicable Permitted Securitization and other than pursuant to Standard Securitization Undertakings and (b) to which neither the Borrower nor any other Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of such Board of Directors giving effect to such designation and an officers' certificate of the Borrower certifying that such designation complied with the foregoing conditions.

                  "Register" has the meaning set forth in Section 10.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.




                           Five-Year Credit Agreement

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of Capital Stock of the Borrower or any Subsidiary.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Syndicated Loans and its LC Exposure and Swingline Exposure at such time.

                  "Screen" means, for any currency, the relevant display page for LIBOR for such currency (as determined by the Administrative Agent) on the Telerate Service; provided that, if the Administrative Agent determines that there is no such relevant display page for LIBOR for such currency, "Screen" means the relevant display page for LIBOR for such currency (as determined by the Administrative Agent) on the Reuters Monitor Money Rates Service.

                  "Security Documents" means, collectively, the Pledge Agreements, the Intercreditor and Collateral Agency Agreement and all Uniform Commercial Code financing statements and/or other filings, registrations or the like required by the Pledge Agreements to be made with respect to the security interests in personal property created pursuant to any Pledge Agreement.

                  "Senior Leverage Ratio" means, as at any date, the ratio of
(a) Consolidated Senior Indebtedness as of such date to (b) Consolidated EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date.

                  "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary that are reasonably customary in the non-recourse securitization of receivables transactions.

                  "Statutory Reserve Rate" means, for the Interest Period for any Eurocurrency Borrowing, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the arithmetic mean, taken over each day in such Interest Period, of the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Person serving as Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.




                           Five-Year Credit Agreement

                  "Subordinated Indebtedness" means, as of any date, any Indebtedness for borrowed money of the Borrower (and any subordinated Guarantee thereof by any Subsidiary that is an Obligor) which is expressly subordinate and junior in right and priority of payment to the Loans and other Indebtedness of the Borrower (or such Subsidiary, as the case may be) to the Lenders in manner and by agreement reasonably satisfactory in form and substance to the Required Lenders.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, (a) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and
(b) any other corporation, limited liability company, partnership, association or other entity of which Capital Stock having ordinary voting power (other than Capital Stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, association or other entity are, as of such date, owned or Controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  "Subsidiary Guarantor" means each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto and each Subsidiary of the Borrower that becomes a "Subsidiary Guarantor" after the date hereof pursuant to Section 6.09.

                  "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means JPMorgan, in its capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.

                  "Syndicated", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are made pursuant to Section 2.01.

                  "Synthetic Lease" means a lease of property or assets by the Borrower or any Subsidiary with any Person (other than the Borrower or any Subsidiary) designed to permit the lessee (a) to claim depreciation and amortization on such property or assets under U.S. tax law and (b) to treat such lease as an operating lease or not to reflect the leased property or assets on the lessee's balance sheet under GAAP.



                           Five-Year Credit Agreement

                  "TARGET Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system (or any successor settlement system as determined by the Administrative Agent) is open for the settlement of payments in euro.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans constituting such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate or (in the case of Swingline Loans only) a Money Market Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Syndicated Loan"), by Type (e.g., an "ABR Loan") or by Class and Type (e.g., a "Syndicated ABR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Syndicated Borrowing"), by Type (e.g., an "ABR Borrowing") or by Class and Type (e.g., a "Syndicated ABR Borrowing"). Loans and Borrowings may also be identified by currency.

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.



                           Five-Year Credit Agreement

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP consistently applied, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Article VII, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                  SECTION 1.05. Currencies; Currency Equivalents; Provisions Relating to European Monetary Union. (a) At any time, any reference in the definition of the term "Agreed Foreign Currency" or in any other provision of this Agreement to the currency of any particular nation means the lawful currency of such nation at such time whether or not the name of such currency is the same as it was on the date hereof. Except as provided in Section 2.10(b) and the last sentence of Section 2.17(a), for purposes of determining (i) whether the amount of any Borrowing, together with all other Borrowings then outstanding or to be borrowed at the same time as such Borrowing, would exceed the aggregate amount of the Commitments, (ii) the aggregate unutilized amount of the Commitments and (iii) the aggregate outstanding principal amount of Borrowings, the outstanding principal amount of any Borrowing that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount of the Foreign Currency of such Borrowing determined as of the date of such Borrowing (determined in accordance with the last sentence of the definition of the term "Interest Period").

                  (b) Wherever in this Agreement in connection with a Borrowing or Loan an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

                  (c) Each obligation hereunder of any party hereto that is denominated in the National Currency of a state that is not a Participating Member State on the date hereof shall, effective from the date on which such state becomes a Participating Member State, be redenominated in euro in accordance with the legislation of the European Union applicable to the European Monetary Union; provided that, if and to the extent that any such legislation provides that any such obligation of any such party payable within such Participating Member State by crediting an account of the creditor can be paid by the debtor either in euros or such National Currency, such party shall be entitled to pay or repay such amount either in euros or in such




                           Five-Year Credit Agreement

National Currency. If the basis of accrual of interest or fees expressed in this Agreement with respect to an Agreed Foreign Currency of any country that becomes a Participating Member State after the date on which such currency becomes an Agreed Foreign Currency shall be inconsistent with any convention or practice in the interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that, with respect to any Borrowing denominated in such currency that is outstanding immediately prior to such date, such replacement shall take effect at the end of the Interest Period therefor. Without prejudice to the respective liabilities of the Borrower to the Lenders and the Lenders to the Borrower under or pursuant to this Agreement, each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time reasonably specify to be necessary or appropriate to reflect the introduction or changeover to the euro in any country that becomes a Participating Member State after the date hereof; provided that the Administrative Agent shall provide the Borrower and the Lenders with prior notice of the proposed change with an explanation of such change in sufficient time to permit the Borrower and the Lenders an opportunity to respond to such proposed change.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. The Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Syndicated Loans in Dollars or in any Agreed Foreign Currency to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Syndicated Loans.

                  SECTION 2.02.  Loans and Borrowings.

                  (a) Obligations of Lenders. Each Syndicated Loan shall be made as part of a Borrowing consisting of Loans of the same currency and Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Type of Loans. Subject to Section 2.13, each Syndicated Borrowing shall be constituted entirely of ABR Loans or of Eurocurrency Loans denominated in a single currency as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan or a Money Market Loan, as applicable. Each ABR Loan (whether a Syndicated Loan or a



                           Five-Year Credit Agreement

Swingline Loan) shall be denominated in Dollars. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) Minimum Amounts; Limitation on Number of Borrowings. Each Eurocurrency Borrowing shall be in an aggregate amount of $2,000,000 or a larger multiple of $500,000. Each Syndicated ABR Borrowing shall be in an aggregate amount equal to $250,000 or a larger multiple of $100,000; provided that a Syndicated ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(f). Each Swingline Loan shall be in an amount equal to $100,000 or a larger multiple thereof. Borrowings of more than one Class, currency and Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twenty Eurocurrency Borrowings outstanding.

                  (d) Limitations on Interest Periods. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (or to elect to convert to or continue as a Eurocurrency Borrowing) any Borrowing if the Interest Period requested therefor would end after the Commitment Termination Date.

                  SECTION 2.03.  Requests for Syndicated Borrowings.

                  (a) Notice by the Borrower. To request a Syndicated Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(i) in the case of a Eurocurrency Borrowing denominated in Dollars, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing, (ii) in the case of a Eurocurrency Borrowing denominated in a Foreign Currency, not later than 12:00 noon, London time, three Business Days before the date of the proposed Borrowing or (iii) in the case of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (b) Content of Borrowing Requests. Each telephonic and written Borrowing Request shall specify the following information in compliance with
Section 2.02:

                  (i) the aggregate amount and currency of the requested Borrowing;

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) in the case of a Syndicated Borrowing denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;



                           Five-Year Credit Agreement

                  (iv) in the case of a Eurocurrency Borrowing, the Interest Period therefor, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d); and

                  (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
         Section 2.06.

                  (c) Notice by the Administrative Agent to the Lenders. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  (d) Failure to Elect. If no election as to the currency of a Syndicated Borrowing is specified, then the requested Syndicated Borrowing shall be denominated in Dollars. If no election as to the Type of a Syndicated Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing unless an Agreed Foreign Currency has been specified, in which case the requested Syndicated Borrowing shall be a Eurocurrency Borrowing denominated in such Agreed Foreign Currency. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, (i) if the currency specified for such Borrowing is Dollars (or if no currency has been so specified), the requested Borrowing shall be made instead as a Syndicated ABR Borrowing, and (ii) if the currency specified for such Borrowing is an Agreed Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  SECTION 2.04.  Swingline Loans.

                  (a) Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 or (ii) the total Revolving Credit Exposures exceeding the total Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be an ABR Borrowing unless, prior to requesting a Swingline Loan, the Borrower shall have requested a Money Market Rate Borrowing and the Swingline Lender shall have quoted a Money Market Rate therefor which the Borrower shall select in its notice delivered pursuant to paragraph (b) below, provided that the Swingline Lender shall be required to provide interest rate quotes for a Money Market Rate Borrowing only subject to the availability of Money Market Rates by the Swingline Lender.

                  (b) Notice of Swingline Loans by the Borrower. To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the date of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be



                           Five-Year Credit Agreement
a Business Day) and the amount and Type of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f), by remittance to the Issuing Lender) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) Participations by Lenders in Swingline Loans. The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice to the Administrative Agent shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above in this paragraph, to pay to the Administrative Agent, for account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05.  Letters of Credit.

                  (a) General. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request the Issuing Lender to issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars for its own account in such form as is acceptable to the Issuing Lender in its reasonable



                           Five-Year Credit Agreement
determination. Letters of Credit issued hereunder shall constitute utilization of the Commitments.

                  (b) Notice of Issuance, Amendment, Renewal or Extension. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (d) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Lender, the Borrower also shall submit a letter of credit application on the Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (c) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the sum of (A) the aggregate LC Exposure of the Issuing Lender (determined for these purposes without giving effect to the participations therein of the Lenders pursuant to paragraph (e) of this Section) and (B) the aggregate exposure of letters of credit issued under the Other Credit Agreement (determined for these purposes without giving effect to participations therein of the lenders thereunder) shall not exceed $100,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Commitments.

                  (d) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date two years after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of a Letter of Credit which had an original expiration date twelve months after the date of the issuance thereof and which has been renewed or extended for one or more for additional twelve-month periods, the date twelve months after the then-current expiration date of such Letter of Credit, so long as such renewal or extension occurs within three months of such then-current expiration date) and (ii) the date that is five Business Days prior to the Commitment Termination Date.

                  (e) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Lenders, the Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from the Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be



                           Five-Year Credit Agreement
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                                      -29-


drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments.

                  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section
2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Reimbursement. If the Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Issuing Lender in respect of such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 10:00 a.m., New York City time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such LC Disbursement is not less than $250,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with a Syndicated ABR Borrowing or a Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Syndicated ABR Borrowing or Swingline Loan.

                  If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof.

                  (g) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (f) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement



                           Five-Year Credit Agreement
under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Administrative Agent, the Lenders nor the Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit;

                  (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (h) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination



                           Five-Year Credit Agreement
notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Lenders with respect to any such LC Disbursement.

                  (i) Interim Interest. If the Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Syndicated ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (f) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for account of the Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Lender shall be for account of such Lender to the extent of such payment.

                  (j) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for account of the replaced Issuing Lender pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.10, the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent, which account may be a "securities account" (within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.10, the amount required under
Section 2.10; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit



                           Five-Year Credit Agreement
shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VIII. Such deposit shall be held by the Collateral Agent as collateral for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Pledge Agreements, and for these purposes the Borrower hereby grants a security interest to the Collateral Agent for the benefit of the Lenders in such collateral account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein.

                  (l) Letters of Credit Under the Existing Credit Agreement. To the extent that, pursuant to Section 2.4 of the Credit Agreement referred to in
Section 5.01(g), The Chase Manhattan Bank, as the "Issuing Bank" thereunder, has issued "Letters of Credit" thereunder and as defined therein, on the Effective Date, subject to the satisfaction of the conditions to effectiveness of the obligations of the Lenders hereunder set forth in Article V, each of such "Letters of Credit" thereunder listed in Schedule 2.05(l) shall automatically, and without any action on the part of any Person, become Letters of Credit hereunder.

                  SECTION 2.06.  Funding of Borrowings.

                  (a) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in
Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that Syndicated ABR Borrowings made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(f) shall be remitted by the Administrative Agent to the Issuing Lender.

                  (b) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.


                           Five-Year Credit Agreement

                  SECTION 2.07.  Interest Elections.

                  (a) Elections by the Borrower for Syndicated Borrowings. The Loans constituting each Syndicated Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have the Interest Period specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing as a Borrowing of the same Type and, in the case of a Eurocurrency Borrowing, may elect the Interest Period therefor, all as provided in this Section; provided that (i) a Syndicated Borrowing denominated in one currency may not be continued as, or converted to, a Syndicated Borrowing in a different currency, (ii) no Eurocurrency Borrowing denominated in a Foreign Currency may be continued if, after giving effect thereto, the aggregate Revolving Credit Exposures would exceed the aggregate Commitments, and (iii) a Eurocurrency Borrowing denominated in a Foreign Currency may not be converted to a Borrowing of a different Type. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans constituting such Borrowing, and the Loans constituting each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

                  (b) Notice of Elections. To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section
2.03 if the Borrower were requesting a Syndicated Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a format approved by the Administrative Agent and signed by the Borrower.

                  (c) Content of Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) of this paragraph shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether, in the case of a Borrowing denominated in Dollars, the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and

                           Five-Year Credit Agreement

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period therefor after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period" and permitted under Section 2.02(d).

                  (d) Notice by the Administrative Agent to the Lenders. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) Failure to Elect; Events of Default. If the Borrower fails to deliver a timely and complete Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period therefor, then, unless such Borrowing is repaid as provided herein, (i) if such Borrowing is denominated in Dollars, at the end of such Interest Period such Borrowing shall be converted to a Syndicated ABR Borrowing, and (ii) if such Borrowing is denominated in a Foreign Currency, the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Syndicated Borrowing denominated in Dollars may be converted to or continued as a Eurocurrency Borrowing, (B) unless repaid, each Eurocurrency Borrowing denominated in Dollars shall be converted to a Syndicated ABR Borrowing at the end of the Interest Period therefor and (C) no outstanding Eurocurrency Borrowing denominated in a Foreign Currency may have an Interest Period of more than one month's duration.

                  SECTION 2.08. Termination and Reduction of the Commitments.

                  (a) Scheduled Termination. Unless previously terminated, the Commitments shall terminate on the Commitment Termination Date.

                  (b) Voluntary Termination or Reduction. The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that
(i) each reduction of the Commitments shall be in an amount that is $2,000,000 or a larger multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Syndicated Loans in accordance with Section 2.10, the total Revolving Credit Exposures would exceed the total Commitments.

                  (c) Notice of Voluntary Termination or Reduction. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.


                           Five-Year Credit Agreement

                  (d) Effect of Termination or Reduction. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                  SECTION 2.09.  Repayment of Loans; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay the Loans as follows:

                  (i) to the Administrative Agent for account of the Lenders the outstanding principal amount of the Syndicated Loans on the Commitment Termination Date, and

                  (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Commitment Termination Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Syndicated Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Manner of Payment. Prior to any repayment or prepayment of any Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be paid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon, New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings shall be applied to repay any outstanding ABR Borrowings before any other Borrowings. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding ABR Borrowings and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each payment of a Syndicated Borrowing shall be applied ratably to the Loans included in such Borrowing.

                  (c) Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts and currency of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) Maintenance of Records by the Administrative Agent. The Administrative Agent shall maintain records in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and each Interest Period therefor, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder for account of the Lenders and each Lender's share thereof.


                           Five-Year Credit Agreement

                  (e) Effect of Entries. The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Promissory Notes. Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10.  Prepayment of Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

                  (b) Mandatory Prepayments.

                  (i) Determination of Amount Outstanding. On each Quarterly Date, promptly upon the receipt by the Administrative Agent of a Currency Valuation Notice (as defined below) and, during any period in which Syndicated Loans in Foreign Currencies are outstanding, on each day that a Eurocurrency Borrowing, or portion thereof, is continued as a Eurocurrency Borrowing or any Syndicated ABR Borrowing is converted into a Eurocurrency Borrowing (but not more than once in any rolling seven-day period), the Administrative Agent shall determine the aggregate Revolving Credit Exposure. For the purpose of this determination, the outstanding principal amount of any Loan that is denominated in any Foreign Currency shall be deemed to be the Dollar Equivalent of the amount in the Foreign Currency of such Loan, determined as of such Quarterly Date or, in the case of a Currency Valuation Notice received by the Administrative Agent prior to 12:00 noon, New York City time, on a Business Day, on such Business Day or, in the case of a Currency Valuation Notice otherwise received, on the first Business Day after such Currency Valuation Notice is received. Upon making such determination, the Administrative Agent shall promptly notify the Lenders and the Borrower thereof.

                  (ii) Prepayment. If on the date of such determination the aggregate Revolving Credit Exposure exceeds the aggregate amount of the Commitments as then in effect, the Borrower shall, if requested by the Required Lenders (through the Administrative Agent), prepay the Syndicated Loans and Swingline Loans (and/or provide cover for LC Exposure as specified in Section 2.05(k)) in such amounts as shall be necessary so


                           Five-Year Credit Agreement
         that after giving effect thereto the aggregate Revolving Credit Exposure does not exceed the Commitments.

For purposes hereof, "Currency Valuation Notice" means a notice given by the Required Lenders to the Administrative Agent stating that such notice is a "Currency Valuation Notice" and requesting that the Administrative Agent determine the aggregate Revolving Credit Exposure. The Administrative Agent shall not be required to make more than one valuation determination pursuant to Currency Valuation Notices within any rolling three month period. Any prepayment pursuant to this paragraph shall be applied, first, to Swingline Loans outstanding, second, to Syndicated Loans outstanding and third, as cover for LC Exposure.

                  (c) Notices, Etc. The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 12:00 noon, New York City time (or, in the case of a Borrowing denominated in a Foreign Currency, 12:00 noon, London time), three Business Days before the date of prepayment,
(ii) in the case of prepayment of a Syndicated ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Syndicated Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Syndicated Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12 and shall be made in the manner specified in Section 2.09(b).

                  SECTION 2.11. Fees.

                  (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent for account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the earlier of the date such Commitment terminates and the Commitment Termination Date. Accrued facility fees shall be payable on each Quarterly Date and on the earlier of the date the Commitments terminate and the Commitment Termination Date, commencing on the first such date to occur after the date hereof. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).


                           Five-Year Credit Agreement

                  (b) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate applicable to interest on Eurocurrency Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Lender a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Lender's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including each Quarterly Date shall be payable on the third Business Day following such Quarterly Date, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Lender pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in Dollars and immediately available funds, to the Administrative Agent (or to the Issuing Lender, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.12.  Interest.

                  (a) ABR Loans. The Loans constituting each ABR Borrowing (other than any Swingline Loan) shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate. The Swingline Loans shall bear interest at a rate per annum equal to (i) the Alternate Base Rate plus the Applicable Rate or (ii) the Money Market Rate, as applicable.

                  (b) Eurocurrency Loans. The Loans constituting each Eurocurrency Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period for such Borrowing plus the Applicable Rate.


                           Five-Year Credit Agreement

                  (c) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to
(i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Payment of Interest. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Syndicated Loans, upon termination of the Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of a Syndicated ABR Loan prior to the Commitment Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Borrowing denominated in Dollars prior to the end of the Interest Period therefor, accrued interest on such Borrowing shall be payable on the effective date of such conversion.

                  (e) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of the Interest Period for any Eurocurrency Borrowing (the currency of such Borrowing herein called the "Affected Currency"):

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for the Affected Currency for such Interest Period; or

                  (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for the Affected Currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their respective Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Syndicated Borrowing to, or the continuation of any Syndicated Borrowing as, a Eurocurrency Borrowing denominated


                           Five-Year Credit Agreement
in the Affected Currency shall be ineffective and (A) if the Affected Currency is Dollars, such Syndicated Borrowing (unless prepaid) shall be continued as, or converted to, a Syndicated ABR Borrowing and (B) if the Affected Currency is a Foreign Currency, such Syndicated Borrowing shall be prepaid, (ii) if the Affected Currency is Dollars and any Borrowing Request requests a Eurocurrency Borrowing denominated in Dollars, such Borrowing shall be made as a Syndicated ABR Borrowing and (iii) if the Affected Currency is a Foreign Currency, any Borrowing Request that requests a Eurocurrency Borrowing denominated in the Affected Currency shall be ineffective.

                  SECTION 2.14. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Lender; or

                  (ii) impose on any Lender or the Issuing Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or otherwise), by an amount which such Lender or the Issuing Lender, as the case may be, deems in its sole discretion to be material, then, subject to the delivery of a certificate contemplated by paragraph (c) below, the Borrower will pay to such Lender or the Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) Capital Requirements. If any Lender or the Issuing Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then, subject to the delivery of a certificate contemplated by paragraph (c) below, from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, in Dollars, such additional amount or amounts as will compensate such Lender or the


                           Five-Year Credit Agreement

Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

                  (c) Certificates from Lenders. A certificate of a Lender or the Issuing Lender setting forth in reasonable detail the amount or amounts, in Dollars, necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within 20 days after receipt thereof.

                  (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Syndicated Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.10(c) and is revoked in accordance herewith) (other than as a result of Section 2.13), or (d) the assignment as a result of a request by the Borrower pursuant to Section 2.18(b) of any Eurocurrency Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan denominated in the currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such currency for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits denominated in such currency from other banks in the eurocurrency market at the commencement of such period. A certificate of any Lender setting forth in reasonable detail the basis for and calculation of any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be


                           Five-Year Credit Agreement
delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

                  SECTION 2.16. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within 20 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.


                           Five-Year Credit Agreement

                  SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

                  (a) Payments by the Obligors. Each Obligor shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or under Section 2.14, 2.15 or 2.16, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent's Account, except as otherwise expressly provided in the relevant Loan Document and except payments to be made directly to the Issuing Lender or the Swingline Lender as expressly provided herein and payments pursuant to Sections 2.14, 2.15, 2.16 and 10.03, which shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All amounts owing under this Agreement (including facility fees, payments required under Section 2.14, and payments required under Section 2.15 relating to any Loan denominated in Dollars, but not including principal of, and interest on, any Loan denominated in any Foreign Currency or payments relating to any such Loan required under
Section 2.15, which are payable in such Foreign Currency) or under any other Loan Document (except to the extent otherwise provided therein) are payable in Dollars. Notwithstanding the foregoing, if the Borrower shall fail to pay any principal of any Loan when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), the unpaid portion of such Loan shall, if such Loan is not denominated in Dollars, automatically be redenominated in Dollars on the due date thereof (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such principal shall be payable on demand; and if the Borrower shall fail to pay any interest on any Loan that is not denominated in Dollars, such interest shall automatically be redenominated in Dollars on the due date therefor (or, if such due date is a day other than the last day of the Interest Period therefor, on the last day of such Interest Period) in an amount equal to the Dollar Equivalent thereof on the date of such redenomination and such interest shall be payable on demand.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and
(ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.


                           Five-Year Credit Agreement

                  (c) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Syndicated Borrowing shall be made from the Lenders, each payment of facility fee under Section 2.11 shall be made for account of the Lenders, and each termination or reduction of the amount of the Commitments under Section 2.08 shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Syndicated Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Syndicated Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Syndicated Loans held by them; and
(iv) each payment of interest on Syndicated Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

                  (d) Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Syndicated Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Syndicated Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Syndicated Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Syndicated Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  (e) Presumptions of Payment. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.

                           Five-Year Credit Agreement

In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (f) Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to
Section 2.04(c), 2.05(e), 2.06(b) or 2.17(e), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  (g) Payments in Foreign Currencies by the Administrative Agent Generally. With respect to the payment of any amount denominated in euros or in a National Currency, the Administrative Agent shall not be liable to the Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in euros or in such National Currency, as the case may be) to the account of any Lender in the Principal Financial Center in the Participating Member State which the Borrower or such Lender, as the case may be, shall have specified for such purpose. For the purposes of this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments in euros or such National Currency.

                  SECTION 2.18. Mitigation Obligations; Replacement of Lenders.

                  (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay, within 20 days after written demand therefor, all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided that such Lender shall use reasonable efforts to notify the Borrower in advance before incurring such cost or expense which such Lender deems to be material.


                           Five-Year Credit Agreement

                  (b) Replacement of Lenders. If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, the Issuing Lender and the Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.


                                   ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to each Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Loans made by the Lenders to the Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower


                           Five-Year Credit Agreement
under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, also to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by applicable law, the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

                  (i) at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (ii) any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to herein shall be done or omitted;

                  (iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement or any other agreement or instrument referred to herein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (iv) any lien or security interest granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against the Borrower under this Agreement or any other agreement or instrument referred to herein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

                  SECTION 3.03. Reinstatement. The obligations of the Subsidiary Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim


                           Five-Year Credit Agreement
alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

                  SECTION 3.05. Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Subsidiary Guarantors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.


                           Five-Year Credit Agreement

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder and under the other Loan Documents) of all of the Subsidiary Guarantors, determined (A) with respect to any Subsidiary Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Subsidiary Guarantor, as of the date such Subsidiary Guarantor becomes a Subsidiary Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under
Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES


                  The Borrower represents and warrants to the Lenders that:

                  SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to carry on its business as now conducted and (c) is qualified to do business in, and


                           Five-Year Credit Agreement
is in good standing in, every jurisdiction where such qualification is required, except, in the case of clause (b) or (c) above, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any Requirement of Law applicable to the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiaries),
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.04. Financial Condition; No Material Adverse Change.

                  (a) Financial Condition. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 30, 2001, certified by the chief financial officer of the Borrower. Such financial statements present fairly, in all material respects, the financial condition and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

                  (b) No Material Adverse Change. Since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.


                           Five-Year Credit Agreement

                  SECTION 4.05.  Properties.

                  (a) Property Generally. Each of the Borrower and its Subsidiaries (other than any Immaterial Subsidiary) has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 7.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. Each of the Borrower and its Subsidiaries (other than any Immaterial Subsidiary) owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.06.  Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the actions, suits and proceedings disclosed in Schedule 4.06(a)) or (ii) that involve this Agreement, any other Loan Document or the Transactions.

                  (b) Environmental Matters. Each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply therewith, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) Disclosed Matters. Since the date hereof, there has been no change in the status of the actions, suits and proceedings disclosed in
Schedule 4.06(a) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental


                           Five-Year Credit Agreement

Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 4.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 4.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 4.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of the Obligors to the Administrative Agent or the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 4.12. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and


                           Five-Year Credit Agreement
no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.13. Subsidiaries. Set forth in Schedule 4.13 is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Schedule 4.13, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens (other than Liens created pursuant to the Security Documents and Permitted Encumbrances), and has the unencumbered right to vote, all outstanding ownership interests in each Subsidiary shown to be held by it in Schedule 4.13, (y) all of the issued and outstanding Capital Stock of each Subsidiary organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to each such Subsidiary.

                  SECTION 4.14. Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened, other than any thereof that (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law, regulation or order of any Governmental Authority dealing with such matters that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to result in a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.


                                    ARTICLE V

                                   CONDITIONS


                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):

                  (a) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.


                           Five-Year Credit Agreement

                  (b) Opinion of Counsel to the Obligors. An opinion, addressed to the Administrative Agent and the Lenders and dated the Effective Date, of (i) Peter Thauer, Esq., General Counsel of the Borrower, substantially in the form of Exhibit E-1, (ii) Debevoise & Plimpton, special New York counsel to the Obligors, substantially in the form of Exhibit E-2 and (iii) Harry B. Sands, Lobosky and Company, Bahamas counsel to the Borrower, in form and substance satisfactory to the Administrative Agent and, in each case, covering such other matters relating to the Borrower, the other Obligors, this Agreement or the Transactions as the Required Lenders shall reasonably request (and the Borrower hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

                  (c) Opinion of Special New York Counsel to JPMorgan. An opinion, dated the Effective Date, of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan, substantially in the form of Exhibit F (and JPMorgan hereby instructs such counsel to deliver such opinion to the Lenders).

                  (d) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (e) Officer's Certificate. A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section 5.02.

                  (f) Pledge Agreement; Intercreditor and Collateral Agency Agreement. A Pledge Agreement, duly executed and delivered by the Borrower and the Collateral Agent, and the certificates identified in Annex 1 thereto, in each case accompanied by undated stock powers executed in blank. In addition, the Borrower shall have taken such other action (including delivering to the Collateral Agent, for filing, appropriately completed and duly executed copies of Uniform Commercial Code financing statements) as the Collateral Agent shall have requested in order to perfect the security interests created pursuant to such Pledge Agreement; and the Intercreditor and Collateral Agency Agreement, duly executed and delivered by the Borrower, the Administrative Agent, the administrative agent under the Other Credit Agreement and the Collateral Agent.

                  (g) Repayment of Existing Indebtedness. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Credit Agreement dated as of September 16, 1997 among the Borrower, the banks party thereto, and JPMorgan, as administrative agent, as in effect on the date hereof (including any contingent or other amounts payable in respect of letters of credit other than such letters of credit that are being continued hereunder pursuant to
         Section 2.05(l)), shall have been (or shall be


                           Five-Year Credit Agreement
         simultaneously) paid in full, that any commitments to extend credit thereunder shall have been canceled or terminated and that all guarantees in respect of, and all Liens securing, any amounts thereunder shall have been released (or arrangements for such release satisfactory to the Administrative Agent shall have been made).

                  (h) Environmental Certificate. An Environmental Certificate dated September 25, 2001.

                  (i) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMorgan may reasonably request.

                  The obligation of each Lender to make its initial extension of credit hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Lender to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on November 30, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.02. Each Credit Event. The obligation of each Lender to make any Loan, and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is additionally subject to the satisfaction of the following conditions:

                  (a) each of the representations and warranties made by the Borrower in this Agreement, and by each Obligor in each of the other Loan Documents to which it is a party (including, without limitation, any Environmental Certificate), shall be true and complete on and as of the date of such Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) at the time of and immediately after giving effect to such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.


                           Five-Year Credit Agreement

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the preceding sentence.


                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS


                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all other amounts owing hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis or of each of the Borrowers and its Subsidiaries, as the case may be, in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action


                           Five-Year Credit Agreement
         taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 7.01, 7.02, 7.05, 7.09 and 7.10, (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (iv) setting forth the name of any Subsidiary formed or acquired during the three-month period ending on the last day of the relevant fiscal quarter or fiscal year and its jurisdiction of organization;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally;

                  (f) (i) as soon as available and within 60 days after the end of the second fiscal quarter of each fiscal year of the Borrower, a summary indicating updates on all environmental activities, remediation efforts and investigations by governmental entities regarding environmental matters and such other information regarding environmental matters as any Lender or the Administrative Agent may reasonably request and (ii) within 60 days after the end of each fiscal year of the Borrower, a newly executed Environmental Certificate; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

                  SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)  the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;


                           Five-Year Credit Agreement

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;

                  (d) the assertion of any environmental matter by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any environmental matter or alleged violation that could not (either individually or in the aggregate) result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000; and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

                  SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, before the same shall become delinquent or in default, except where
(a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to (i) not more than once per any fiscal quarter for any Lender or


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                                      -59-


the Administrative Agent (unless any Event of Default shall have occurred and be continuing), permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and (if doing so shall be reasonably related to this Agreement) make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested and (ii) not more than once per any fiscal quarter (unless any Event of Default shall have occurred and be continuing), permit the Administrative Agent or any representatives designated by the Administrative Agent to conduct a comprehensive field audit of its books, records, properties and assets.

                  SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including, without limitation, Environmental Laws) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 6.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan and no Letters of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including, without limitation, Regulations T, U and X. Letters of Credit will be issued only for general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 6.09. Certain Obligations Respecting Subsidiaries; Further Assurances.

                  (a) Domestic Subsidiary Guarantors. The Borrower will take such action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Domestic Subsidiaries of the Borrower are "Subsidiary Guarantors" hereunder. Without limiting the generality of the foregoing, in the event that the Borrower or any of its Subsidiaries shall form or acquire any new Domestic Subsidiary after the Effective Date, the Borrower and its Subsidiaries will cause such new Domestic Subsidiary, promptly but in no event later than 45 days following the formation or acquisition of such new Domestic Subsidiary (or, in the case of any Immaterial Subsidiary which is a Domestic Subsidiary, within 60 days following the end of the fiscal quarter in which such Domestic Subsidiary is formed or acquired), to

                  (i) become a "Subsidiary Guarantor" hereunder, pursuant to a Guarantee Assumption Agreement, and

                  (ii) deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.


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
                                      -60-


                  (b) Foreign Subsidiaries. The Borrower will take such action, and will cause each of its Domestic Subsidiaries to take such action, from time to time as shall be necessary to ensure that, promptly but in no event later than 45 days following the formation or acquisition of any Foreign Subsidiary that is owned directly by the Borrower or any Domestic Subsidiary (or, in the case of any Immaterial Subsidiary which is a Foreign Subsidiary, within 60 days following the end of the fiscal quarter in which such Foreign Subsidiary is formed or acquired), not less than (i) 66% of the voting Capital Stock of such Foreign Subsidiary and (ii) so long as the pledge thereof could not have any adverse tax consequences for the Borrower, 100% of all other Capital Stock of such Foreign Subsidiary shall be pledged in favor of the Collateral Agent (or a sub-agent thereof) for the benefit of the Lenders, and the Borrower or such Domestic Subsidiary, as the case may be, shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.

                  (c) Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Administrative Agent to effectuate the purposes and objectives of this Agreement.

                  (d)  Certain Existing Foreign Subsidiaries.

                  (i) Notwithstanding anything herein to the contrary, the Borrower shall not be required to pledge any Capital Stock of Cambrex Hong Kong Limited or CBM Canco Corp.; provided that each such Foreign Subsidiary shall (A) be liquidated and dissolved not later than the date six months after the Effective Date and (B) remain an Immaterial Subsidiary at all times prior to the completion of such liquidation and dissolution (and in the event that the liquidation and dissolution of either such Foreign Subsidiary is not completed on or prior to such date or the Borrower delivers consolidated financial statements prior to the completion of such liquidation and dissolution indicating that either such Foreign Subsidiary is no longer an Immaterial Subsidiary, the Borrower shall be required to pledge not less than (i) 66% of the voting Capital Stock of such Foreign Subsidiary and (ii) so long as the pledge thereof could not have any adverse tax consequences for the Borrower, 100% of all other Capital Stock of such Foreign Subsidiary in favor of the Collateral Agent (or a sub-agent thereof) for the benefit of the Lenders not later than (in the case of failure to comply with clause (A) above) such date or (in the case of failure to comply with clause (B) above) 45 days following the date of delivery of the consolidated financial statements indicating that such Foreign Subsidiary is no longer an Immaterial Subsidiary (unless such Foreign Subsidiary shall have already been liquidated and dissolved), and the Borrower shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested).

                  (ii) The Borrower will take such action, and will cause its Domestic Subsidiaries to take such action, as shall be necessary to ensure that, promptly but in no event later than 60 days after the Effective Date, not less than (i) 66% of the voting Capital Stock of


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
                                      -61-


         Lumitech UK and (ii) so long as the pledge thereof could not have any adverse tax consequences for the Borrower, 100% of all other Capital Stock of Lumitech UK shall be pledged in favor of the Collateral Agent (or a sub-agent thereof) for the benefit of the Lenders, and the Borrower or such Domestic Subsidiary, as the case may be, shall deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 5.01 on the Effective Date or as the Administrative Agent shall have requested.


                                   ARTICLE VII

                               NEGATIVE COVENANTS


                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all other amounts owing hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 7.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder and under the other Loan Documents;

                  (b) Indebtedness existing on the date hereof and listed in
         Schedule 7.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of (i) the Borrower owing to any Subsidiary or (ii) any Subsidiary owing to the Borrower or another Subsidiary;

                  (d) Guarantees by the Borrower of Indebtedness of any Subsidiary or by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary;

                  (e) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $100,000,000 at any time outstanding;

                  (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof and extensions, renewals and replacements of any such Indebtedness that do not increase


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
                                      -62-


         the outstanding principal amount thereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

                  (g) unsecured Subordinated Indebtedness;

                  (h) Indebtedness of (i) the Borrower or any Subsidiary as an account party or applicant in respect of trade letters of credit and
         (ii) any Foreign Subsidiary as an account party or applicant in respect of euro-denominated standby letters of credit in an aggregate face amount not exceeding $20,000,000 at any time outstanding;

                  (i) Indebtedness of the Borrower and its Subsidiaries arising in respect of Permitted Securitizations;

                  (j) Priority Indebtedness of the Borrower and its Subsidiaries, provided that the aggregate principal amount of Indebtedness permitted by this clause (j) shall not exceed at any time 12-1/2% of the consolidated assets of the Borrower and its Subsidiaries (as shown on the consolidated balance sheet of the Borrower for the most recently ended fiscal quarter); and

                  (k) unsecured Indebtedness of the Borrower or any other Obligor if, upon the incurrence thereof, the Leverage Ratio and the Senior Leverage Ratio (in each case determined as of last day of the most recently ended fiscal quarter after giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds thereof) would not be greater than 3.50:1.0 and 3.25:1.0, respectively.

                  SECTION 7.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created hereunder or under any of the other Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) Liens existing on the date hereof and listed in Schedule 7.02, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount secured thereby, provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such


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         Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of
         Section 7.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (f) Liens arising in connection with Permitted
         Securitizations; and

                  (g) Liens securing Priority Indebtedness permitted under
         Section 7.01(j).

                  SECTION 7.03. Mergers, Consolidations, etc.; Changes in Lines of Business.

                  (a) The Borrower will not, nor will it permit any of its Subsidiaries to, merge or consolidate or amalgamate with any other Person, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution) or take any other action having a similar effect, except:

                  (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

                  (ii) any Subsidiary may merge into another Subsidiary;

                  (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and not materially disadvantageous to the Lenders; and

                  (iv) the Borrower may merge with any Person (other than a Subsidiary) in a transaction in which the Borrower is the surviving corporation; provided that (A) prior to the consummation of any such merger, the Borrower has provided the Administrative Agent (I) with pro forma financial statements demonstrating compliance by the Borrower with Sections 7.01, 7.02, 7.09 and 7.10 and (II) a certificate of the chief financial officer of the Borrower certifying compliance by the Borrower with said Sections and Section 7.05, in each case after giving effect to such merger, and the requirements of this Section and (B) both immediately prior to such merger and after giving effect thereto, no Default shall have occurred and be continuing;


                           Five-Year Credit Agreement

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make or suffer any substantial change in the nature of its biological, biopharmaceutical, biotechnological, laboratory supply products, chemical processing and refining, pharmaceutical and nutraceutical businesses, or research and development businesses related thereto, or engage in any business other than biological, biopharmaceutical, biotechnological, laboratory supply products, chemical processing and refining, pharmaceutical and nutraceutical businesses, or research and development businesses related thereto, or any business related, incidental, supplemental or ancillary thereto, except as a result of any Acquisition permitted under Section 7.05(b) or any Disposition permitted under Section 7.04.

                  SECTION 7.04. Disposition of Assets. The Borrower will not, nor will it permit any of its Subsidiaries to, make any Disposition, except:

                  (a) sales of inventory in the ordinary course of business upon customary credit terms;

                  (b) any Disposition of scrap or obsolete property, materials or equipment;

                  (c) any Disposition of property of any Subsidiary to the Borrower or any other Subsidiary;

                  (d) any Permitted Disposition; and

                  (e) Dispositions of property having an aggregate book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of less than $15,000,000 for any fiscal year, provided that, both immediately before such transaction and after giving effect thereto, no Default shall have occurred and be continuing.

                  SECTION 7.05. Investments and Acquisitions. (a) The Borrower will not, nor will it permit any of its Subsidiaries to, make any Investments, except:

                  (i) extensions of trade credit made in the ordinary course of business on customary credit terms and commission, travel and similar advances (having a tenor not exceeding 365 days) made to its officers and employees in the ordinary course of business;

                  (ii) Investments outstanding on the date hereof and listed in
         Schedule 7.05;

                  (iii) operating deposit account with banks;

                  (iv) Investments in cash and Permitted Investments;

                  (v) Investments by the Borrower and its Subsidiaries (other than any Receivables Subsidiary) in the Borrower and its Subsidiaries or in respect of


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
                                      -65-


         Indebtedness or other obligations of the Borrower or any Subsidiary (including, without limitation, Subsidiaries formed or organized after the date hereof);

                  (vi) Investments consisting of Indebtedness permitted under
         Section 7.01(c) or (d) or Indebtedness related to Letters of Credit;

                  (vii) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any of its Subsidiaries is exposed in the conduct of its business or the management of its liabilities;

                  (viii) Investments in Capital Stock of the Borrower which is held by the Borrower as treasury stock and is restored to unissued status or is eliminated from authorized shares, or options in respect thereof;

                  (ix) Investments constituting capital expenditures;

                  (x) Investments consisting of security deposits with utilities and other like Persons, and Investments in respect of Guarantees of, or contingent obligations with respect to, indemnification and contribution agreements, "take or pay" or similar agreements, surety and appeal bonds, performance bonds and other obligations of a like nature and contracts for the purchase or use of equipment, inventory and supplies required by the Borrower and its Subsidiaries, in each case made in the ordinary course of business or in connection with other transactions permitted hereunder;

                  (xi) accommodation guarantees for the benefit of trade creditors of the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (xii) Guarantees of collectibility in respect of accounts receivable or notes receivable up to face value;

                  (xiii) Investments in connection with any Acquisition (subject to compliance with the requirements of Section 7.05(b)) or any Disposition (subject to compliance with the requirements of Section 7.04);

                  (xiv) Indebtedness of any Person which is the purchaser in connection with any Disposition permitted hereunder that is issued to the Borrower or any Subsidiary as consideration in whole or in part in respect of the purchase price thereof; and

                  (xv) Investments in Capital Stock (including any debt securities convertible into Capital Stock) of any Person that is not, and as a result of such Investment does not become, a Subsidiary in an aggregate amount not exceeding $80,000,000 (or the equivalent thereof in any other currency), provided that (i) such Person is engaged in a line of business related to the biological, biopharmaceutical, biotechnological, laboratory supply products, chemical processing and refining, pharmaceutical and nutraceutical businesses, or research and development businesses related thereto, or any other business


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                                      -66-


         related, incidental, supplemental or ancillary thereto, (ii) not less than three Business Days prior to the making of any such Investment, the Borrower has furnished to the Administrative Agent a reasonably detailed written description of such Investment and (iii) any such Investment in any Person which is the purchaser in connection with any Permitted Disposition (or the parent company of such Person) that is made at the time of such Disposition shall not be subject to the dollar limit set forth above in this clause (xv).

                  (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make any Acquisition with respect to which the Purchase Price paid by the Borrower and its Subsidiaries exceeds $25,000,000 (or the equivalent thereof in any other currency), except for any such Acquisition if (i) such Acquisition, if the Acquired Entity is a publicly held corporation, shall have been approved by the board of directors of such Acquired Entity, (ii) after giving effect to any such Acquisition of Capital Stock, the Acquired Entity becomes a direct or indirect Subsidiary of the Borrower; (iii) the Acquired Entity is engaged in a line of business (x) related to the biological, biopharmaceutical, biotechnological, laboratory supply products, chemical processing and refining, pharmaceutical and nutraceutical businesses, or research and development businesses related thereto, or any other business related, incidental, supplemental or ancillary thereto, or (y) otherwise acceptable to the Required Lenders; (iv) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and (iii) not less than three Business Days prior to the consummation of such Acquisition, the Borrower has furnished to the Administrative Agent (x) a reasonably detailed written description of such Acquisition (including, without limitation, the business or assets being acquired, the Purchase Price thereof and the method and structure of payment thereof), (y) pro forma financial statements demonstrating compliance with Sections 7.01, 7.02, 7.09 and 7.10 after giving effect to such Acquisition and
(z) a certificate of the chief financial officer of the Borrower certifying compliance with Section 7.05, after giving effect to such Acquisition, and the requirements of this paragraph (b).

                  SECTION 7.06. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment; provided that (a) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock and (b) the Borrower may make, pay, declare or authorize any Restricted Payment if, both immediately before and after giving effect to such Restricted Payment, no Default shall have occurred and be continuing. Nothing herein shall be deemed to prohibit the making of any Restricted Payment by any Subsidiary to the Borrower or to any of its shareholders.

                  SECTION 7.07. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section 7.06.


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
                                      -67-


                  SECTION 7.08. Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other consensual arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guarantee Indebtedness of the Borrower or any other Subsidiary; provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law (including any Requirement of Law) or by this Agreement, (b) restrictions and conditions existing on the date hereof and identified in Schedule 7.08 (and any extension or renewal of, or any amendment or modification to, any such restriction or condition that does not expand in any material respect the scope thereof) and (c) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

                  SECTION 7.09. Certain Financial Covenants.

                  (a) Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 3.00 to 1.0 at any time.

                  (b) Consolidated Net Worth. The Borrower will not permit Consolidated Net Worth at any time to be less than the sum of (i) $300,000,000 plus (ii) an amount equal to 50% of Consolidated Net Income (without reduction for a net loss) for each fiscal quarter of the Borrower ending on or after December 31, 2001.

                  (c) Leverage Ratio. The Borrower will not permit the Leverage Ratio to be greater than 3.50:1.0 at any time.

                  (d) Senior Leverage Ratio. The Borrower will not permit the Senior Leverage Ratio to be greater than 3.25:1.0 at any time.

                  SECTION 7.10. Sale and Leaseback Transactions. The Borrower will not, nor will it permit any of its Subsidiaries to, become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property was owned by the Borrower or any of its Subsidiaries for more than 90 days prior to the date such Person became liable for such obligation and has been or is to be sold or transferred to any other Person and was, is or will be used by the Borrower or any such Subsidiary for substantially the same purpose as such property was used by the Borrower or such Subsidiary prior to such sale or transfer or to enter into any Synthetic Lease, except to the extent any such transaction is permitted under Section 7.01(j).

                  SECTION 7.11. Modifications of Certain Documents. The Borrower will not, nor will it permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the charter, by-laws or other organizational documents of the Borrower


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
                                      -68-


or any of its Subsidiaries or any agreement, instrument or other document evidencing or relating to any Subordinated Indebtedness that could reasonably be expected to be materially adverse to the interests of the Lenders.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT


                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Obligor in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate (including, without limitation, any Environmental Certificate), financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made or furnished;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.02(a), 6.03 (with respect to the Borrower's existence), 6.08 (other than the second sentence thereof) or in Article VII; or any Subsidiary Guarantor shall default in the performance of any of its obligations contained herein; or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.09 and such failure shall continue unremedied for a period of 15 or more days;

                  (e) any Obligor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after written notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;


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                  (f) the Borrower or any of its Subsidiaries (other than any
         Immaterial Subsidiary) shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after taking into account any applicable grace period);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after taking into account any applicable grace period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) or its debts, or of all or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any such Subsidiary or for all or a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action


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         shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $20,000,000;

                  (m) a Change in Control shall occur; or

                  (n) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Collateral Agent and for the benefit of the Lenders, free and clear of all other Liens (other than Permitted Encumbrances) or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any Loan Document shall be contested by any Obligor party thereto;

then, and in every such event (other than an event with respect to any Obligor described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event with respect to any Obligor described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT


                  Each of the Lenders and the Issuing Lender hereby irrevocably appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are


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delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it (or directed by the Administrative Agent to be taken by the Collateral Agent) with the consent or at the request of the Required Lenders (or, to the extent required by this Agreement, all of the Lenders) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.


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                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  The Administrative Agent may resign at any time by notifying the Lenders, the Issuing Lender and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent's resignation shall nonetheless become effective and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (2) the Required Lenders shall perform the duties of the Administrative Agent (and all payments and communications provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly) until such time as the Required Lenders appoint a successor agent as provided for above in this paragraph. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  Except as otherwise provided in Section 10.02(b) with respect to this Agreement, the Administrative Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents, provided that, without the prior consent of each Lender, the Administrative Agent shall not, and shall not consent to any modification, supplement or waiver of any of the Security


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Documents to, except as provided herein or in the Security Documents, release all or substantially all of the collateral or otherwise terminate all or substantially all of the Liens under any Security Document providing for collateral security, except that no such consent shall be required, and the Administrative Agent is hereby authorized, to (or to consent to, as the case may be) release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented.

                  Notwithstanding anything herein to the contrary, the Advisor, Lead Arranger and Bookrunner and the Co-Syndication Agents named on the cover page of this Agreement shall not have any duties or liabilities under this Agreement or the other Loan Documents, except in their respective capacity (if any) as a Lender.


                                    ARTICLE X

                                  MISCELLANEOUS


                  SECTION 10.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or any Subsidiary Guarantor, to it at One Meadowlands Plaza, East Rutherford, New Jersey 07073, Attention of John Antonelli, Vice President and Treasurer (Telecopy No. (201) 933-4156); Telephone No. (201) 804-3039);

                  (b) if to the Administrative Agent, to JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Loan and Agency Services Group, Mr. Daniel Kelsh (Telecopy No. (212) 552-5650; Telephone No. (212) 552-0985) and, if such notice or other communication relates to borrowings of, or payments or prepayments of, or the duration of Interest Periods for, Loans denominated in a Foreign Currency, also to JPMorgan London Agency, Attention: Mr. Steve Clarke (Telecopy No. 011-44207-777-2360; Telephone No. 011-44207-777-2353);

                  (c) if to the Issuing Lender, to it at 695 Route 46 West, Fairfield, New Jersey, 07004, Attention of Debra Whittaker (Telecopy No. (973) 439-5017; Telephone No. (973) 439-5091);

                  (d) if to the Swingline Lender, to it at JPMorgan Chase Bank, 1 Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mr. Daniel Kelsh (Telecopy No. (212) 552-5650; Telephone No. (212) 552-0985); and

                  (e) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.


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Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 10.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent, the Issuing Lender, any Lender or any Obligor in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Lender, the Lenders or any Obligor hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall

                  (i) increase the Commitment of any Lender without the written consent of such Lender,

                  (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,

                  (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby,

                  (iv) change Section 2.08(d) or Section 2.17(c) without the consent of each Lender affected thereby,


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                  (v) change any of the provisions of this Section or the
         percentage in the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, or

                  (vi) release all or substantially all of the Guarantors from their guarantee obligations under Article III without the written consent of each Lender;

provided further that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Lender or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, and (y) any modification or supplement of Article III shall require the consent of each Subsidiary Guarantor.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Lender or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all reasonable costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, the Issuing Lender and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan


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or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Reimbursement by Lenders. To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Lender or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Lender or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in its capacity as such.

                  (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.


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                  (b) Assignments by Lenders. Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

                  (i) except in the case of an assignment to a Lender or a Lender Affiliate, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Lender and the Swingline Lender) must give their prior written consent to such assignment (which consent, in each case, shall not be unreasonably withheld),

                  (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent,

                  (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement,

                  (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and

                  (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (a), (b),
(h) or (i) of Article VIII has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section. The Borrower shall not be liable for any costs or expenses of any Lender in effecting any assignment under this Section.


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                  Notwithstanding anything to the contrary contained herein, any
Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against either the Granting Lender or the SPV in order to enforce any rights of the Borrower under any of the Loan Documents. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPV under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section, any SPV may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent, which consent, in each case, shall not be unreasonably withheld) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPV to fund such Loans and such SPV may disclose, on a confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPV. This paragraph may not be amended without the consent of any SPV at the time holding Loans under this Agreement.

                  (c) Maintenance of Register by the Administrative Agent. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York City a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


                           Five-Year Credit Agreement

                  (d) Effectiveness of Assignments. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Participations. Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Lender or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. The Borrower shall not be liable for any costs or expenses of any Lender in effecting any participation under this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.14 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.16 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.16(e) as though it were a Lender.

                  (g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.


                           Five-Year Credit Agreement

                  (h) No Assignments to the Obligors or Affiliates. Anything in this Section to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan or LC Exposure held by it hereunder to the Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16, 3.03, 10.03,
10.11 and 10.13 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or


                           Five-Year Credit Agreement
demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees to notify the Borrower and the Administrative Agent as promptly as practicable after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  SECTION 10.09. Governing Law; Jurisdiction; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

                  (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in
Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING


                           Five-Year Credit Agreement

DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Judgment Currency. This is an international loan transaction in which the specification of Dollars or any Foreign Currency, as the case may be (the "Specified Currency"), and payment in New York City or the country of the Specified Currency, as the case may be (the "Specified Place"), is of the essence, and the Specified Currency shall be the currency of account in all events relating to Loans denominated in the Specified Currency. The payment obligations of each Obligor under this Agreement shall not be discharged or satisfied by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transfer to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Second Currency"), the rate of exchange that shall be applied shall be the rate at which in accordance with normal banking procedures the Administrative Agent could purchase the Specified Currency with the Second Currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of each Obligor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under any other Loan Document (in this Section called an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the Second Currency such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Second Currency so adjudged to be due; and each Obligor hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, the amount (if any) by which the sum originally due to such Entitled Person in the Specified Currency hereunder exceeds the amount of the Specified Currency so purchased and transferred.

                  SECTION 10.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.13. Treatment of Certain Information; Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time the Administrative Agent or any Lender, in connection with the performance of its


                           Five-Year Credit Agreement
duties or the exercise of its rights relating to this Agreement, may employ the services of one or more subsidiaries or affiliates of the Administrative Agent or such Lender, as the case may be, and the Borrower hereby authorizes each Lender to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were a Lender hereunder. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. Each of the Administrative Agent, the Issuing Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors reasonably necessary in connection with this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and will be provided to such Person upon the understanding that such Information will be kept confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement in writing containing provisions substantially the same as those of this paragraph and for the benefit of the Borrower, to (a) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(b) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis from a source other than an Obligor not known by such Person to be in breach of a confidentiality agreement; provided that each Lender shall, unless prohibited by any Requirement of Law, use reasonable efforts to notify the Borrower of any request or requirement for disclosure of Information under clause (ii) or (iii) above prior to such disclosure. For the purposes of this paragraph, "Information" means all information received from or on behalf of any Obligor relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, the Issuing Lender or any Lender on a nonconfidential basis prior to disclosure by or on behalf of an Obligor. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.


                           Five-Year Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   CAMBREX CORPORATION


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                              SUBSIDIARY GUARANTORS




                                   CAMBREX CHEMICALS, INC.


                                   By_________________________
                                     Name:
                                     Title:




                                   CO-PHARMA


                                   By_________________________
                                     Name:
                                     Title:



                                   CBM INTELLECTUAL PROPERTIES, INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   CASCHEM INTERNATIONAL


                                   By_________________________
                                     Name:
                                     Title:



                                   BIOWHITTAKER MOLECULAR
                                   APPLICATIONS, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   BIOWHITTAKER, INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   SALSBURY CHEMICALS, INC.


                                   By_________________________
                                     Name:
                                     Title:








                                   COSAN CHEMICAL CORP.


                                   By_________________________
                                     Name:
                                     Title:








                                   NEPERA, INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   HUMPHREY CHEMICAL CO.


                                   By_________________________
                                     Name:
                                     Title:








                                   CASCHEM, INC.


                                   By_________________________
                                     Name:
                                     Title:








                                   ZEELAND CHEMICALS, INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   CAMBREX BIO SCIENCE, INC.


                                   By_________________________
                                     Name:
                                     Title:








                                   CBM TECHNOLOGIES, INC.


                                   By_________________________
                                     Name:
                                     Title:








                                   NORDIC SYNTHESIS, INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   ETD TECHNOLOGIES, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   CAMBREX ABSORPTION SYSTEMS, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   CHIRAGENE, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   NEPERA FOREIGN SALES CORPORATION


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   NEPCAM, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   BIOWHITTAKER USVI INC. FSC


                                   By_________________________
                                     Name:
                                     Title:





                                   BIOWHITTAKER TECHNOLOGIES, INC.


                                   By_________________________
                                     Name:
                                     Title:





                                   BIOWHITTAKER HOLDINGS


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                     LENDERS

                                   JPMORGAN CHASE BANK,
                                       individually, as Swingline Lender and
                                       as Administrative Agent


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   BANK OF AMERICA, N.A.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   THE BANK OF NEW YORK


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   FLEET NATIONAL BANK


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   ABN AMRO BANK N.V.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   ALLIED IRISH BANK P.L.C.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   THE BANK OF NOVA SCOTIA


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   BANK ONE, N.A.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   CIBC INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   CREDIT LYONNAIS, NEW YORK BRANCH


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   COOPERATIEVE CENTRALE
                                   RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
                                   INTERNATIONAL", NEW YORK BRANCH


                                   By_________________________
                                     Name:
                                     Title:


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   PB CAPITAL CORPORATION


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   PNC BANK, NATIONAL ASSOCIATION


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   SVENSKA HANDELSBANKEN,
                                   NEW YORK BRANCH


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   SANPAOLO IMI S.P.A.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                   BEAR STEARNS CORPORATE LENDING INC.


                                   By_________________________
                                     Name:
                                     Title:


                           Five-Year Credit Agreement

                                                                   SCHEDULE 1.01

                                   Commitments


Name of Lender                                              Commitment ($)
--------------                                              --------------
JPMORGAN CHASE BANK                                           31,250,000

BANK OF AMERICA, N.A.                                         25,000,000

THE BANK OF NEW YORK                                          25,000,000

FLEET NATIONAL BANK                                           25,000,000

ABN AMRO BANK N.V.                                            15,625,000

ALLIED IRISH BANK P.L.C.                                      15,625,000

THE BANK OF NOVA SCOTIA                                       15,625,000

BANK ONE, N.A.                                                15,625,000

CIBC INC.                                                     15,625,000

CREDIT LYONNAIS, NEW YORK BRANCH                              15,625,000

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., "RABOBANK
INTERNATIONAL", NEW YORK BRANCH                               15,625,000

PB CAPITAL CORPORATION                                        12,500,000

PNC BANK, NATIONAL ASSOCIATION                                12,500,000

SVENSKA HANDELSBANKEN, NEW YORK BRANCH                        12,500,000

SANPAOLO IMI S.P.A.                                            9,375,000

BEAR STEARNS CORPORATE LENDING INC.                            6,250,000


                   Schedule 1.01 to Five-Year Credit Agreement

                                                                SCHEDULE 2.05(l)

                           Existing Letters of Credit


                                      None.







                 Schedule 2.05(l) to Five-Year Credit Agreement

                                                                SCHEDULE 4.06(a)

                                   Litigation


1.  Litigation disclosed in the Environmental Certificate, dated September 25,
    2001

2. Litigation disclosed in the annual report of the Borrower on Form 10-K for the fiscal year ended December 31, 2000







                 Schedule 4.06(a) to Five-Year Credit Agreement

                                                                   SCHEDULE 4.13

                                  Subsidiaries


                                             PERSON      NATURE
                                            HOLDING        OF
                                           OWNERSHIP    OWNERSHIP   PERCENTAGE OF
NAME OF SUBSIDIARY         JURISDICTION    INTERESTS    INTERESTS     OWNERSHIP
---------------------------------------------------------------------------------
Cambrex Corporation            Delaware

Cambrex Chemicals, Inc.        Delaware        Cambrex     Direct            100%

Co-Pharma                      Delaware        Cambrex     Direct            100%

CBM Intellectual                 Nevada        Cambrex     Direct            100%
Properties, Inc.

CasChem International        New Jersey        Cambrex     Direct            100%

BioWhittaker Molecular         Delaware        Cambrex     Direct            100%
Applications, Inc.

BioWhittaker, Inc.             Delaware        Cambrex     Direct            100%

Salsbury Chemicals, Inc.           Iowa        Cambrex     Direct            100%

Cosan Chemical Corp.           Delaware        Cambrex     Direct            100%

Nepera, Inc.                   New York        Cambrex     Direct            100%

Humphrey Chemical Co.          Delaware        Cambrex     Direct            100%

CasChem, Inc.                  Delaware        Cambrex     Direct            100%

Zeeland Chemicals, Inc.        Michigan        Cambrex     Direct            100%

Cambrex Bio Science, Inc.      Delaware        Cambrex     Direct            100%

CBM Technologies, Inc.           Nevada        Cambrex     Direct            100%

Cambrex Hong Kong             Hong Kong        Cambrex     Direct        99%/1% -
Limited                                                              Sal Guccione

Nordic Synthesis, Inc.         Delaware        Cambrex     Direct            100%

Cambrex Bahamas, Inc.           Bahamas        Cambrex     Direct            100%

ETD Technologies, Inc.        Minnesota        Cambrex     Direct            100%

Cambrex Absorption             Delaware        Cambrex     Direct            100%
Systems, Inc.

Chiragene, Inc.                Delaware   BioWhittaker     Direct            100%

Nepera Foreign Sales          US Virgin         Nepera     Direct            100%
Corporation                     Islands

Nepcam, Inc.                   New York         Nepera     Direct            100%




                   Schedule 4.13 to Five-Year Credit Agreement

                                             PERSON      NATURE
                                            HOLDING        OF
                                           OWNERSHIP    OWNERSHIP   PERCENTAGE OF
NAME OF SUBSIDIARY         JURISDICTION    INTERESTS    INTERESTS     OWNERSHIP
---------------------------------------------------------------------------------
CBM Canco Corp.            Nova Scotia,        CasChem     Direct            100%
                                 Canada

Cambrex Limited                    U.K.        Bahamas     Direct            100%

BioWhittaker Molecular          Denmark        Bahamas     Direct            100%
Applications, APS

Cambrex OCB Limited           Mauritius       Bahamas/    Direct/         80%/20%
                                                Jersey   Indirect

Cambrex Chemicals                 India            OCB     Direct            100%
Private Limited

Cambrex (Jersey) Limited        Channel        Bahamas     Direct            100%
                               Islands,
                                   U.K.

Cambrex (C.I.) Limited          Channel         Jersey     Direct            100%
                               Islands,
                                   U.K.

CBM Denmark I/S                 Denmark    Partnership     Direct       CI - 99%/
                                         - CI & Jersey                Jersey - 1%

BioWhittaker U.K. Limited          U.K.        Cambrex     Direct            100%
                                               Limited

Seal Sands Chemicals,              U.K.        Cambrex     Direct            100%
Limited                                        Limited

Cambrex (UK & Erie)                U.K.        Cambrex     Direct            100%
Limited                                        Limited

CasChem Limited                    U.K.        Cambrex     Direct            100%
                                               Limited

Cosan Limited                      U.K.        Cambrex     Direct            100%
                                               Limited

Dutyfocus Limited                  U.K.        Cambrex     Direct            100%
                                               Limited

Nepera Limited                     U.K.        Cambrex     Direct            100%
                                               Limited

Cambrex Holdings Limited           U.K.        Bahamas   Indirect            100%

BioWhittaker USVI             US Virgin   BioWhittaker     Direct            100%
Inc. FSC                        Islands

Cambrex Netherlands B.V.            The        Cambrex     Direct            100%
                            Netherlands       Holdings

BioWhittaker                   Delaware   BioWhittaker     Direct            100%
Technologies, Inc.

Cambrex A.B.                     Sweden        Cambrex   Indirect            100%
                                               Limited

Cambrex GmbH                    Germany        Cambrex   Indirect            100%
                                               Limited


                   Schedule 4.13 to Five-Year Credit Agreement

                                             PERSON      NATURE
                                            HOLDING        OF
                                           OWNERSHIP    OWNERSHIP   PERCENTAGE OF
NAME OF SUBSIDIARY         JURISDICTION    INTERESTS    INTERESTS     OWNERSHIP
---------------------------------------------------------------------------------
Cambrex B.V.                        The        Cambrex   Indirect            100%
                            Netherlands        Limited

Proformaco S.r.l.                 Italy    Netherlands    Direct/     Netherlands
                                                & B.V.   Indirect      - 95%/B.V.
                                                                             - 5%

Cambrex Italia S.r.l.             Italy    Netherlands    Direct/     Netherlands
                                                & B.V.   Indirect      - 95%/B.V.
                                                                             - 5%

BioWhittaker Europe SPRL        Belgium    Netherlands    Direct/     Netherlands
                                                & B.V.   Indirect      - 99%/B.V.
                                                                             - 1%

Cambrex France SARL              France    Netherlands    Direct/     Netherlands
                                                & B.V.   Indirect      - 99%/B.V.
                                                                             - 1%

BioWhittaker Italia               Italy    Netherlands    Direct/     Netherlands
S.r.l.                                          & B.V.   Indirect      - 95%/B.V.
                                                                             - 5%

BioWhittaker Holdings          Delaware   BioWhittaker     Direct            100%

Nordic Synthesis                 Sweden     Cambrex AB     Direct            100%
International AB

Conti BPC                       Belgium  Profarmaco/BV     Direct      Profarmaco
                                                                        - 94.89%/
                                                                     B.V. - 5.11%

Irotec Laboratories             Ireland  Profarmaco/BV     Direct      Profarmaco
Limited                                                                - 95%/B.V.
                                                                             - 5%

BioWhittaker France SARL         France        Cambrex    Direct/         Cambrex
                                             France/BV   Indirect   France - 99%/
                                                                        B.V. - 5%

Lumitech UK                        U.K.   BioWhittaker     Direct            100%

Lumitech Limited                   U.K.       LumiTech     Direct            100%

Nordic Synthesis AB              Sweden         Nordic     Direct            100%
                                         International

Nord Explosives                  Sweden         Nordic     Direct            100%
Karlskoga AB                             International

Tugtar                          Ireland         Irotec     Direct   Irotec - 99%/
                                                                    Shankore - 1%

Shankore                        Ireland         Irotec     Direct   Irotec - 49%/
                                                                           Irotec
                                                                      Sales - 1%/
                                                                     Tutgar - 25%

Russinsky Limited               Ireland         Irotec     Direct   Irotec - 80%/
                                                                    Shankore - 20%

Irotec Laboratories             Ireland         Irotec     Direct            100%
Sales Limited

Lauteral Limited                Ireland         Irotec     Direct            100%



                   Schedule 4.13 to Five-Year Credit Agreement

                                                                   SCHEDULE 7.01

                                  Indebtedness

               ENTITY                                   TYPE                  AMOUNT
---------------------------------------------------------------------------------------
Profarmaco - Banca Popolare di Sondrio     Export Financing                 $   427,000
Profarmaco - Banca Nazionale del Lavoro    Export Financing                 $   357,000
Profarmaco - Istituto S. Paolo di Torino   Export Financing                 $ 2,783,000
                                                                            -----------
                                               TOTAL SHORT-TERM DEBT        $ 3,566,000

Seal Sands - Zeneca                        Note Payable                     $   165,000
Irotec - Allied Irish Bank                 Overdraft Facility               $    56,205
Irotec - Allied Irish Bank                 Lease Notes Payable              $ 2,856,682
Seal Sands                                 Equipment Leases                 $   108,144
Seal Sands                                 Capital Lease - BioPlant Lease   $ 4,758,903
LumiTech Limited                           6L Freeze Dryer Lease            $    21,437
BioWhittaker Europe                        Vehicle Leases                   $     7,968
Nordic Synthesis AB                        Capital Lease -Office            $    85,000
Nordic Synthesis AB                        Vehicle Leases                   $    18,000
Cambrex Chemicals Private Limited          Capital Lease - Building         $    20,000
                                                                            -----------
                                                                            $ 7,932,339

DEBENTURES
Irotec Laboratories Limited                                                 $    73,067
                                                                            -----------
                                                                            $    73,067

GUARANTEES
Irotec Laboratories Limited                VAT Guarantee                    $    60,701
                                                                            -----------
                                                                            $    60,701

                                           TOTAL INTERNATIONAL              $11,797,106
                                                                            ===========

OVERDRAFT FACILITY
First Union National Bank                  Overdraft Facility               $   500,000
                                                                            -----------
                                                                            $   500,000

LEASES
Various                                    Capital Leases                   $   293,000
Cambrex Bio Science                        Capital Lease - Building         $11,401,000
BioWhittaker                               Capital Lease - Building         $    73,008
BioWhittaker                               Vehicle Leases                   $   248,922
BioWhittaker                               Office Equipment                 $    68,000
Co-Pharma                                  Capital Lease - Building         $   526,660
Co-Pharma                                  Capital Lease - Building         $ 3,840,000
Co-Pharma                                  Capital Lease - Building         $ 4,480,000
Cambrex Corporation                        Vehicle Leases                   $     8,845
Cambrex Corporation                        Office Equipment                 $    73,000
Nepera, Inc.                               Manufacturing                    $   121,000
Nepera, Inc.                               Office                           $    54,000
Nepera, Inc.                               Vehicle Leases                   $       200


                   Schedule 7.01 to Five-Year Credit Agreement

               ENTITY                                   TYPE                  AMOUNT
---------------------------------------------------------------------------------------
Salsbury Chemicals, Inc.                   Vehicles, Forklifts, Office
                                           Equipment, etc.                  $   191,000
CasChem, Inc                               Office Equipment, etc.           $   278,000
Chiragene, Inc.                            Capital Lease - Building         $   657,000
Chiragene, Inc.                            Office Equipment                 $    40,000
Zeeland Chemicals                          Office Equipment                 $    52,000
                                                                            -----------
                                               TOTAL DOMESTIC LEASES        $22,405,635

SURETY BONDS

COMPANY                                                OBLIGEE                AMOUNT
CasChem, Inc.                              U.S. Customs Service             $       600
BioWhittaker, Inc.                         Missouri Dept. of Revenue        $     5,040
Salsbury Chemicals, Inc.                   U.S. Customs Service             $    50,000
Zeeland Chemicals, Inc.                    U.S. Customs Service             $    50,000
Zeeland Chemicals, Inc.                    Bureau of Alcohol                $     4,000
                                                                            -----------
                                               TOTAL SURETY BONDS           $   109,640

LOCAL GOVERNMENT BONDS

Humphrey Chemicals, Inc.                   Town of North Haven,
                                           Connecticut                      $    20,000
Humphrey Chemicals, Inc.                   Town of North Haven,
                                           Connecticut                      $     2,500
                                                                            -----------
                                           TOTAL LOCAL GOVERNMENT BONDS     $    22,500

                                               TOTAL U.S. DOMESTIC           23,037,775
                                                                            ===========


                                           TOTAL OTHER INDEBTEDNESS         $34,834,881
                                                                            ===========





                   Schedule 7.01 to Five-Year Credit Agreement

                                                                   SCHEDULE 7.02

                                      Liens

    ENTITY                   AMOUNT                   COMMENTS
--------------------------------------------------------------------------------

1.  Conti BPC             $ 1,858,826       Security Interest for Line of Credit

2.  Liens created by Capital Leases referred to in Schedule 7.01






                   Schedule 7.02 to Five-Year Credit Agreement

                                                                   SCHEDULE 7.05

                                  Investments*


    ENTITY                        AMOUNT
-----------------------------------------
Osiris Therapeutics, Inc.       5,005,000

Synthon Chiragenics, Inc.       3,089,168

PRC Ticinum Lab S.r.l.             23,495

SciQuest.Com, Inc.                 35,000
                                ---------

                        TOTAL   8,152,663
                                =========




*Representing 50% or less of outstanding equity ownership




                   Schedule 7.05 to Five-Year Credit Agreement

                                                                   SCHEDULE 7.08

                             Restrictive Agreements


                                      None.







                   Schedule 7.08 to Five-Year Credit Agreement